                                                                  EXHIBIT 10.14

                             ECO SOIL SYSTEMS, INC.
                         10890 Thornmint Road, Suite 200
                           San Diego, California 92127
                            Telephone: (619) 675-1660
                            Facsimile: (619) 675-1662



                                  June 3, 1997


Mycogen Corporation
5501 Oberlin Drive
San Diego, CA 92121
Attn: Mr. Andrew C. Barnes
      Executive Vice President

               Re: Option for Xanthomonas Campestris

Dear Mr. Barnes:

      The purpose of this letter is to memorialize our understandings regarding the option which Mycogen Corporation ("Mycogen") is providing to Eco Soil Systems, Inc. ("Eco Soil") to purchase all of Mycogen's rights to the family of Microorganisms known as xanthomonas campestris (collectively, the "Microorganisms Technology), including without limitation the following:

            (a) any inventions which are the subject of United States Patent Nos. 5,192,541 or 5,271,932 (collectively, the "XC Patents");

            (b) any strains thereof which are licensed to Mycogen pursuant to that certain Exclusive License Agreement dated as of February 28, 1989 executed by Michigan State University, as licensor (as amended by an amendment dated September 28, 1995, the "Michigan State License");

            (c) any strains thereof which have been identified or tested by Mycogen for utilization in connection with the control of poaannua; and

            (d) all rights of Mycogen and its affiliates under the various agreements (including without limitation the Bioherbicide/BioToxin Research and Development Agreement and the Bioadjurant Research and Development Agreement) which Mycogen and/or its affiliates have with Japanese Tobacco (USA), Inc. and its affiliates (collectively, "JT") with respect thereto (collectively, as the same may be amended in accordance with Section 4 of this letter, the "JT Agreements"), and any technology referenced in the JT Agreements (including without limitation any "Joint Enabling Technology," "Joint Bioherbicide Material," "xanthomonas campestris technology," "Mycogen Enabling Technology" or "Bioherbicide Material");

provided, however, that the rights referenced in this clause (d) only shall be included within the definition of Microorganisms Technology to the extent that they involve or relate to the matters referenced in items (a) through (c) above.

The microorganisms which are the subject of the Microorganisms Technology sometimes are referred to herein as the "Microorganisms."

1.  GRANT OF        In consideration for the payment by Eco Soil to Mycogen of
    OPTION.         $30,000 (the "Option Payment"), Mycogen hereby grants to Eco
                    Soil an exclusive option (the "Option") to purchase the Microorganisms Technology and all right, title, claims and interest of Mycogen thereto, including without limitation
                    Mycogen's rights under or with respect to the XC Patents or the Michigan State License. The Option Payment shall be non-refundable except as provided in Section 4 hereof.
                    Should Eco Soil exercise the Option, the purchase and sale of the Microorganisms Technology shall be on the terms and conditions set forth herein. As more fully set forth in the attached form of assignment document, Eco Soil also shall obtain a license to certain intellectual property rights of Mycogen that are not related solely and exclusively to the Microorganisms, but only to the extent such rights relate in a material manner to the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms in the control of poaannua.

2.  OPTION PERIOD.  The term of the Option shall begin on the date of this letter and end on November 1, 1998 (the "Option Period"). If the Option is not exercised by such date, then the Option shall terminate.


3.  DILIGENCE       During the Option Period, Eco Soil shall have the right to
    DURING OPTION   assess the desirability of exercising the Option and
    PERIOD.         acquiring the Microorganisms Technology. Such assessment may include without limitation (a) analysis of the technical and economic feasibility of using and distributing the Microorganisms Technology through Eco Soil's BioJect(TM) delivery systems or through other systems or vehicles
                    (collectively, the "Delivery Systems") for delivery, distribution and/or application of biological product in the turf maintenance, architectural crop, soil remediation and/or water quality management industries and (b) use of the Microorganisms and the Microorganisms Technology
                    (including Mycogen's existing contractual rights thereto and governmental approvals) in field testing.

4.  MYCOGEN         Mycogen shall take such cooperative steps as Eco Soil
    COOPERATION     reasonably may request to assist in the assessment of the
    DURING OPTION   desirability of exercising the Option and acquiring the
    PERIOD.         Microorganisms Technology. Such cooperation shall include
                    the following:

                    (a) Promptly following the execution of this letter, Mycogen shall provide Eco Soil with cultures of the Microorganisms and with copies of all tests and data produced to date regarding the Microorganisms Technology, including without limitation test and data regarding the efficacy and toxicological effects of the Microorganisms and the Microorganisms Technology.

                    (b) Mycogen shall apply its best efforts to obtain the approval of Michigan State University, as expeditiously as possible and in any event on or before August 1, 1997, to the assignment contemplated by this letter agreement.

                    (c) Mycogen shall apply its best efforts to enter into appropriate agreements with JT in order to implement, as expeditiously as possible and in any event by August 1, 1997, the transactions contemplated by the terms sheet attached hereto as Exhibit "A" (the "JT Terms Sheet"). Such agreements shall be in form and substance reasonably satisfactory to Eco Soil. Such agreements further shall clarify that: (i) as between JT and Mycogen (or any successor to Mycogen's rights in the Microorganisms Technology, such as Eco Soil) (the "US Owner"), the US Owner shall own the Microorganisms and the Microorganisms Technology subject only to the rights in favor of JT under the JT Agreements; (ii) as between JT and the US Owner, the US Owner shall have exclusive royalty-free rights to market, sell, license, sub-license apply or otherwise use or practice the Microorganisms and the Microorganisms Technology or the claims embodied therein within the United States, subject only to the rights provided to JT in accordance with Section 9 of the JT Terms Sheet; and (iii) as between JT and the US Owner, JT shall be responsible for (and shall reimburse and hold the US Owner harmless for) any amounts payable under the MSU License as a consequence of actions (e.g., sales, sublicenses, etc.) of JT or any parties claiming through JT.

                    If Mycogen has not obtained the approvals and agreements contemplated by clauses (b) and (c) above by the dates set forth, then Eco Soil shall have the right any time thereafter to terminate the Option by written notice to Mycogen, and Mycogen then shall return the Option Payment to Eco Soil within 3 business days after receipt of such notice. The rights provided in this paragraph will be Eco Soil's sole and exclusive remedy in the event that such approvals and agreements are not obtained by Mycogen as provided above.

5.  EXERCISE OF     The Option may be exercised by Eco Soil's delivery to
    OPTION.         Mycogen, during the Option Period, of written notice stating that the Option is exercised. Said
                    notice shall specify a closing date for consummation of the transfer of the Microorganisms Technology (the "Closing
                    Date"), which Closing Date shall be no more than three (3) business days after the delivery of the notice of exercise.

6.  CONVEYANCE      If Eco Soil exercises the Option, then on the Closing Date
    DOCUMENTS.      Mycogen shall deliver to Eco Soil: (a) an Assignment of
                    Intellectual Property Rights and License Agreement in the form attached hereto as Exhibit "B" and such further documents as Eco Soil reasonably may request in order to evidence, effect and protect the assignment of "Intellectual
                    Property" contemplated thereby (including without limitation appropriate documentation for filing or recording with the United States Patent Office), and (b) an assignment in form and content reasonably satisfactory to Eco Soil of all rights of Mycogen and its affiliates under the JT Agreements to the extent that they relate to or involve Microorganisms
                    Technology, as the JT Agreements may be modified pursuant to
                    Section 4 of this letter agreement, together with a consent from JT to such assignment, if such consent should be required.

7.  PURCHASE        If Eco Soil exercises the Option, then the Purchase Price
    PRICE.          shall be $280,000, which shall be paid as follows:

                    (a) On the Closing Date, Mycogen shall apply the Option Payment against the Purchase Price.

                    (b) On the Closing Date, Eco Soil shall deliver to Mycogen a non-refundable cash payment (by wire transfer in next-day available funds) in the amount of $100,000.

                    (c) The balance of the Purchase Price (to wit, $150,000), shall be paid within 30 days after Eco Soil has received "Net Sales Revenues" of at least $1,000,000 from sales of Microorganisms (and/or products incorporating some or all Microorganisms Technology). "Net Sales Revenues" means aggregate invoiced sales prices billed by Eco Soil to third parties (e.g., distributors or customers who are not affiliates of Eco
                         Soil), less (to the extent included in the invoiced sales price): (i) credits, allowances, discounts and rebates to, and chargebacks from the account of, such third parties for spoiled, damaged, out-dated, rejected or returned products (and reasonable reserves established by Eco Soil with respect to the foregoing);
                         (ii) actual freight and insurance costs incurred in transporting the Microorganisms (and/or products incorporating some or all Microorganisms Technology) in final form to such customers; (iii) cash, quantity and trade discounts; and (iv) sales, use, value-added and other taxes or governmental charges incurred in connection with the exportation or importation of Microorganisms (and/or products incorporating some or all Microorganisms Technology) in final form.

                    (d) In order to permit Mycogen to monitor Net Sales Revenues, Eco Soil shall provide Mycogen with quarterly sales reports as to the Net Sales Revenues achieved to date. The sales reports shall be delivered within 45 days after the end of each full calendar quarter (e.g., January to March, April to June, July to September or October to December) following the Closing Date.

                    (e) Notwithstanding the foregoing, if Eco Soil, by the fourth anniversary of the Closing Date, has not received Net Sales Revenues of at least $1,000,000 or otherwise paid to Mycogen the $150,000 contemplated by clause (c) above, then Eco Soil promptly thereafter shall reconvey to Mycogen all rights which Eco Soil then has to the Microorganisms Technology, and Eco Soil shall be released from any obligation to pay any further consideration for the Microorganisms Technology (i.e., pursuant to clause (c) above or otherwise) or to deliver any further sales reports (other than a final sales report for the last calendar quarter up to and including such reconveyance).

8.  POST-CLOSING    Mycogen, at Eco Soil's expense, shall take such steps as Eco
    MYCOGEN         Soil reasonably may request to assist Eco Soil in obtaining
    COOPERATION.    appropriate governmental approvals for use of the
                    Microorganisms and the Microorganisms Technology transferred to Eco Soil by Mycogen (including without limitation assistance in connection with processing and maintenance of, or applications for, appropriate patents and other intellectual property protections and/or registration of Microorganisms Technology, Microorganisms or related products as pesticides or herbicides under state, federal or foreign laws, as reasonably determined by Eco Soil).

9.  CONFIDEN-       Mycogen and Eco Soil acknowledge and agree that confidential
    TIALITY.        information pertaining to the Microorganisms Technology will diminish in value if it does not remain secret and generally unknown. Accordingly, Eco Soil agrees that (i) prior to exercise of the Option and (ii) if the Option is not exercised, for the 3-year period following termination of the Option, Eco Soil shall take all steps necessary to maintain the confidentiality and secrecy of information pertaining to the Microorganisms Technology identified in writing by Mycogen to be "confidential." Similarly, Mycogen agrees that, (i) during the Option Period and (ii) if the Option is exercised, before and for a period of 5 years after the Closing Date, Mycogen shall take all steps necessary to maintain the confidentiality and secrecy of information pertaining to the Microorganisms Technology identified in writing by Eco Soil to be "confidential"
                    (including any "confidential" information provided by Mycogen during the Option Period). Any such "confidential" information shall be referred to herein as "Confidential Information." Specifically, but without limitation, each of the parties agrees that during such respective periods it will: (a) maintain all Confidential
                    Information in strictest confidence and utilize all reasonable precautions necessary to protect such Confidential Information, except as may otherwise be authorized in writing by the other party; (b) refrain from disclosing any Confidential Information to any third party without the other party's prior written consent; (c) limit access to Confidential Information to those employees who reasonably require the information to enable such party to exercise its rights and fulfill its obligations hereunder
                    (provided that such employees shall be required to expressly agree to treat such Confidential Information as confidential in the same manner and to the same extent as such party's own confidential information); and (d) abide by such other confidentiality restrictions or practices with respect to the Confidential Information that may be reasonably requested by the other party, including the execution and delivery of such confidentiality/nondisclosure agreements as may be requested from time to time. Mycogen will, however, have the right to disclose Confidential Information to Michigan State University and JT for purposes of meeting its obligations under the MSU License and the JT Agreements, provided that such disclosure is made in a manner and pursuant to procedures reasonably tailored to protect the secrecy and commercial value to Eco Soil of the Confidential
                    Information. Nothing contained in this Agreement shall in any way restrict: (i) Eco Soil's rights (1) to use, disclose or otherwise deal with any Confidential Information which:
                    (A) was in Eco Soil's possession through legitimate means prior to the date of this Agreement, (B) Eco Soil obtained thereafter from a source entitled to freely disclose such Confidential Information without breaching any confidentiality obligation to Mycogen, (C) was already generally known and within the public domain as of the date of initial disclosure hereunder, or (D) which becomes generally known thereafter through legitimate means and through no fault of Eco Soil; or (2) subsequent to the Closing Date, to use any information which it acquires pursuant to this letter agreement in such manner as Eco Soil shall deem appropriate; or (ii) Mycogen's rights to deal with any Confidential Information which: (A) Mycogen obtained after the date of this Agreement from a source entitled to disclose such Confidential Information without breaching any confidentiality obligation to Eco Soil; (B) was already generally known and within the public domain as of the date of initial disclosure hereunder; or (C) which becomes generally known thereafter through legitimate means and through no fault of Mycogen.

10. REPRESENTA-     10.1 Mycogen represents and warrants to Eco Soil as follows
    TIONS AND       as of the date hereof: (a) Mycogen has full right, power and
    WARRANTIES OF   authority to execute and deliver this letter agreement and consummate the transactions contemplated

    MYCOGEN. hereby, and neither such execution and delivery nor such consummation shall violate any contractual obligations of Mycogen; (b) the Microorganisms Technology (and all information and studies pertaining thereto possessed by Mycogen) are owned by Mycogen free and clear of any claims (other than under third party patent rights, if any, which are unknown to Mycogen as of the date hereof) of any other parties whatsoever, other than (i) claims of Michigan State University pursuant to MSU License and (ii) JT pursuant to the JT Agreements; and (c) there are no pending (or to the best knowledge of Mycogen, threatened) suits, legal proceedings, claims or governmental investigations against Mycogen pertaining to the Microorganisms Technology, asserting rights or claims to the Microorganisms Technology, disputing Mycogen's rights to the Microorganisms Technology, or likely to impede Eco Soil's use of the Microorganisms Technology as contemplated hereby.

                    10.2 Eco Soil acknowledges and agrees that the Microorganisms and the Microorganisms Technology are experimental in nature. While Mycogen represents and warrants that it is not aware of any tests or data demonstrating that the Microorganisms or the Microorganisms Technology are unusually hazardous or harmful to humans, Mycogen cautions that the Microorganisms Technology (and/or the Microorganisms) ultimately may prove to be hazardous or harmful in this manner, and Eco Soil assumes this risk.

                    10.3 Except as set forth in Section 10.1 or 10.2 above, MYCOGEN MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE.

11.  REPRESENTA-    Eco Soil represents and warrants to Mycogen
     TIONS AND      that it has full right, power and authority to enter into
     WARRANTIES OF  this letter agreement and consummate the transactions
     ECO SOIL       contemplated hereby, and neither such execution and delivery nor such consummation shall violate any contractual obligations of Eco Soil.

12. MISCELLANEOUS.  Each party shall indemnify, protect, defend and hold the other harmless from losses, claims, liabilities, obligations or expenses arising out of breach of representations or warranties made herein by the first party. During the Option Period, Mycogen shall not grant any rights in the Microorganisms Technology (or any tests or studies or other information pertaining thereto) to any other person or entity, and Mycogen shall not modify the JT Agreements except as contemplated by Section 4 of this letter. Eco Soil may not assign its rights hereunder without the consent of Mycogen, which shall not be unreasonably withheld (it being understood that it shall be considered unreasonable for Mycogen to withhold consent to an assignment to an assignee which reasonably demonstrates the resources and ability to perform Eco Soil's financial obligations hereunder). If any party refers this letter agreement to an attorney to assist in its enforcement following a dispute hereunder (including without limitation disputes heard or adjudicated by a bankruptcy court), then the prevailing party in any action on such dispute shall be entitled to an award from the other covering the prevailing party's attorneys' fees and costs. This agreement shall be governed by California law. This letter agreement contains all of the parties' agreements with respect to the subject matter.

               I believe that the above accurately memorializes our understandings. To confirm your agreement, please sign this letter in the place indicated below and return it to me. We then promptly shall provide you with the Option Payment.

                                               Very truly yours,


                                               /s/ WILLIAM B. ADAMS
                                               ---------------------------------
                                               William B. Adams
                                               President

The undersigned hereby confirms Mycogen's agreement to the terms of this letter agreement.

MYCOGEN CORPORATION


/s/ ANDREW C. BARNES
-----------------------------------
Andrew C. Barnes
Executive Vice President

Date:  6/9/97

                                   EXHIBIT "B"

                              FORM OF ASSIGNMENT OF
                          INTELLECTUAL PROPERTY RIGHTS
                              AND LICENSE AGREEMENT

                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS
                              AND LICENSE AGREEMENT

        This Assignment of Intellectual Property Rights and License Agreement (the "Assignment") is made as of ________________________, 1997 by Mycogen
Corporation, a California corporation ("Assignor"), to Eco Soil Systems, Inc., a Nebraska corporation ("Eco Soil").

        For good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Assignor hereby agrees as follows:

        1. DEFINITIONS. For purposes of this Assignment, the following terms shall have the following meanings:

               "JT" means, collectively, Japanese Tobacco (USA), Inc., and its affiliates, as defined in the JT Agreements referred to below.

               "JT Agreements" means and [INSERT DESCRIPTION OF JT AGREEMENTS, AS AMENDED PURSUANT TO SECTION 4 OF THE LETTER AGREEMENT].

               "Know How" shall mean (a) all data, tests, studies and other information pertaining to the fermentation, growth, development, use, application or registration with governmental authorities as a pesticide of the Microorganisms, including without limitation tests and data produced to date regarding the efficacy and/or toxicological effects of the Microorganisms, and
(b) all processes, specialized knowledge and techniques, secret formulas or other secret information or intellectual property, including trade secrets, which are presently the property of Assignor and which relate in a material manner to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms.

               "Letter Agreement" means the letter agreement dated June 3, 1997 by and between Assignor and Eco Soil.

               "Michigan State License" means all that certain Exclusive License Agreement dated as of February 28, 1989, executed by Michigan State University, as licensor, as amended by an amendment dated September 28, 1995.

               "Microorganisms" shall mean the microorganisms known as xanthomonas campestris, including without limitation (a) any inventions which are the subject of the XC Patents, (b) any strains thereof which have been licensed to Assignor pursuant to the Michigan State License Rights, and (c) any strains thereof which have been identified or tested by Assignor for utilization in connection with the control of poaannua.

               "XC Patents" means United States Patent Nos. 5,192,541 and 5,271,932.

        2. ASSIGNMENT OF INTELLECTUAL PROPERTY. For good and valuable consideration, Assignor hereby assigns, transfers and conveys to Eco Soil the following property (the "Intellectual Property"):

               2.1 All right, title, interest and claims of Assignor in, under or to the XC Patents and any reissues, divisions, extensions, re-examinations or improvements thereof;

               2.2 All right, title, interest and claims of Assignor in, under or to the Michigan State License;

               2.3 All right, title, interest and claims of Assignor in, under or to the JT Agreements, to the extent that the same relate solely and exclusively to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms;

               2.4 The Microorganisms and all other inventions or other intellectual property that are directed solely and exclusively to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms that have been conceived, developed, revised and/or reduced to practice by, with the assistance of, or under the direction of, Assignor;

               2.5 All of Assignor's right, title to, and interest in all Know How that is directed solely and exclusively to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms, including without limitation, the right to sue for injunctive relief and damages for all past, present and future infringements, and to collect the same for its own account and use;

               2.6 All of Assignor's rights under any patents, patent applications, patent disclosures and inventions that are directed solely and exclusively to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms that have been conceived, developed, revised and/or reduced to practice by, with the assistance of, or under the direction of, Assignor, and any reissues, divisions, extensions, re-examinations or improvements thereof (and any rights to reissue, divide, extend or improve such items), and any right to sue for injunctive relief or damages for any past, present or future infringement thereof; and

               2.7 All drawings, artwork, specifications, designs, plans, technical reports and other plans, specifications or reports of any type relating to any of the foregoing, and all copies and tangible embodiments of any of the foregoing, whether in printed form, electronic form or any other medium.

        3. CONSEQUENCES OF OWNERSHIP OF INTELLECTUAL PROPERTY. As a consequence of Eco Soil's ownership of the Intellectual Property, Assignor represents, warrants, and agrees that Assignor shall have no further rights to use or disclose the Intellectual Property, except as approved in writing by Eco Soil. Assignor further acknowledges and agrees that such rights in favor of Eco Soil include the right for Eco Soil to permit third parties to use all or part of the Intellectual Property, without being required (i) to obtain any consent or approval from Assignor or (ii) to provide any further compensation whatsoever to Assignor or any other person or entity. The provisions of this Section 3 are subject to Section 6 hereof.

        4.     LICENSE OF LICENSED IP.

               4.1 To the extent that the same is not included within the Intellectual Property assigned to Eco Soil hereby, Assignor hereby grants to Eco Soil an irrevocable, worldwide, fully-paid, royalty-free, perpetual license to use any other Know How, patents, patent applications and inventions heretofore developed, conceived or reduced to practice which relate in a material manner to any or all of the development, fermentation, manufacture, use, distribution, application, sale or licensing of the Microorganisms for the control of poaannua, but only to the extent that Assignor is not presently contractually prohibited from providing such proprietary technology to Eco Soil (such Know How and other intellectual property rights sometimes are referred to herein as the "Licensed IP").

               4.2 The foregoing license grant is a limited license. No right or license is hereby granted to Eco Soil, either expressly or by implication, to use any of the Licensed IP other than to the extent it relates to the development, fermentation, manufacture, use, distribution, sale or licensing of the Microorganisms for use in the control of poaannua.

               4.3 Eco Soil agrees to maintain all information disclosed to it in connection with the license and identified in writing by Mycogen as confidential, and to treat such information in the same manner and to the same extent as Eco Soil's own confidential information. This obligation of confidentiality will not apply to any confidential information disclosed under the foregoing license to the extent that such confidential information: (A) was already in Eco Soil's possession prior to its disclosure by Assignor; (B) was already generally known and within the public domain prior to the date of its disclosure to Eco Soil by Assignor; (C) becomes generally known thereafter without any breach of Eco Soil's confidentiality obligations hereunder; or (D) is subsequently disclosed to Eco Soil by a third party entitled to freely disclose such confidential information without breaching an obligation of confidentiality to Assignor. Further, this obligation of confidentiality shall not be construed as limiting Eco Soil's right, by contract, sublicense or otherwise, to share any such confidential information with third parties to the extent Eco Soil deems it necessary or appropriate in order to commercially exploit the Intellectual Property assigned to Eco Soil hereby, provided that Eco Soil takes steps (e.g., additional confidentiality agreements with such third parties) reasonably designed to forestall the further disclosure of such confidential information.

        5.     FURTHER ACTIONS.

               5.1 Assignor agrees that within five days after the date hereof, it will deliver to Eco Soil all original drawings, artwork, specifications, designs, plans and technical reports relating to the Intellectual Property or the Licensed IP, whether existing in printed form, electronic form, or any other medium.

               5.2 Assignor further agrees to execute and deliver such further documents and take such further steps as Eco Soil from time to time reasonably may request in order to confirm, effect, evidence, perfect and otherwise consummate the vesting of all attributes of ownership in the Intellectual Property in Eco Soil and the licensing of the Licensed IP to Eco Soil. Such actions shall include without limitation (a) assisting Eco Soil, to the extent reasonably requested by Eco Soil, in registering with state, federal and foreign governmental authorities the Microorganisms (or products incorporating some or all of the Microorganisms) as pesticides and (b) providing Eco Soil with access from time to time, during normal business hours and upon reasonable prior notice to Assignor, as requested by Eco Soil, to Assignor's books and records relating to the Intellectual Property (including any records relating to contracts or arrangements with employees, suppliers and other third parties involved in the development of any of the Intellectual Property or any component parts thereof).

        6. PRIOR RIGHTS. This Assignment, and all rights of Eco Soil hereunder, is made, executed and delivered to Eco Soil subject to the rights of Michigan State University under the MSU License and JT under the JT Agreements.

        7.     WARRANTY DISCLAIMER; INDEMNIFICATION.

               7.1 Eco Soil acknowledges and agrees that the Intellectual Property and the Licensed IP are experimental in nature. While Assignor represents and warrants that it is not aware of any tests or data demonstrating that the Intellectual Property or the License IP is unusually hazardous or harmful to humans, Assignor cautions that the Intellectual Property (and/or the Licensed IP or the Microorganisms) ultimately may prove to be hazardous or harmful in this manner, and Eco Soil assumes this risk.

               7.2 Assignor hereby reaffirms the accuracy as of the date hereof of the representations and warranties of Assignor set forth in the Letter Agreement.

               7.3 Eco Soil agrees to defend, indemnify and hold Mycogen and its wholly-owned affiliates, and their respective directors, officers, employees and agents harmless from and against any and all damages, claims, demands and causes of action (including reasonable attorneys' fees) arising out of Eco Soil's use of the Intellectual Property or the Licensed IP, and the sale or licensing of any products developed therefrom. The failure of Mycogen to give prompt notice of any such claim will not release Eco Soil from any obligation under this provision unless Eco Soil has been prejudiced by such delay.

               7.4 Except as set forth herein or in the Letter Agreement, ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE.

        8. MISCELLANEOUS. Assignor acknowledges and agrees that nothing herein shall be construed as limiting the rights of Eco Soil under the Letter Agreement. This Assignment shall insure to the benefit of the successors and assigns of Eco Soil, and shall bind the successors and assigns of Assignor. There are no third party beneficiaries of this Assignment. This Assignment shall be governed by and construed in accordance with California law.

               IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

                                                   MYCOGEN CORPORATION,
                                                   a California corporation


                                                   By:
                                                       ------------------------
                                                   Name:
                                                       ------------------------
                                                   Title:
                                                       ------------------------
CONSENT:

Michigan State University hereby consents to the assignment of Intellectual Property contemplated by the foregoing assignment instrument.

MICHIGAN STATE UNIVERSITY


By:
  ------------------------------
Name:
   -----------------------------
Title:
   -----------------------------

Date:                       , 1997
    -----------------------